Exhibit (n)(2)

AMENDMENT NO. 1 TO AMENDED AND RESTATED
MUTLIPLE CLASS PLAN OF
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MUTLIPLE CLASS PLAN (“Amendment”) is effective as of the 31st day of January, 2012, by AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. (the “Issuer”).

WHEREAS, the Issuer is party to a certain Amended and Restated Multiple Class Plan dated January 1, 2008 (the “Plan”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new series of shares titled Global Allocation Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.           Amendment of Schedule A.  Schedule A to the Plan is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.           Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Plan, it is the intention of the parties that the terms of this Amendment shall control and the Plan shall be interpreted on that basis.  To the extent the provisions of the Plan have not been amended by this Amendment, the parties hereby confirm and ratify the Plan.

3.           Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Plan shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the day and year first above written.

AMERICAN CENTURY STRATEGIC ASSET
ALLOCATIONS, INC.

By:  /s/ Charles A. Etherington
Charles A. Etherington
Senior Vice President

SCHEDULE A

Series Covered by this Multiclass Plan

	Investor Class	Institu- tional Class	A Class	B Class	C Class	R Class
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
➢Strategic Allocation: Aggressive Fund	Yes	Yes	Yes	Yes	Yes	Yes
➢Strategic Allocation: Conservative Fund	Yes	Yes	Yes	Yes	Yes	Yes
➢Strategic Allocation: Moderate Fund	Yes	Yes	Yes	Yes	Yes	Yes
➢Global Allocation Fund	Yes	Yes	Yes	No	Yes	Yes

A-1